As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-180249

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STANDARD FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	27-3100949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2640 Monroeville Boulevard
Monroeville, Pennsylvania 15146

(412) 856-0363

(Address, including zip code, telephone number,

including area code, of registrant’s principal executive offices)

STANDARD FINANCIAL CORP. 2012 EQUITY INCENTIVE PLAN

 (Full Title of the Plan)

With copies of all correspondence to:

Timothy K. Zimmerman	Marc P. Levy
President and Chief Executive Officer	Luse Gorman Pomerenk & Schick, P.C.
Standard Financial Corp.	5335 Wisconsin Avenue, N.W., Suite 780
2640 Monroeville Boulevard	Washington, D.C. 20015
Monroeville, Pennsylvania 15146	(202) 274-2000
(412) 856-0363	(202) 362-2902 Facsimile
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 filed on March 21, 2012 (the “Registration Statement”), File No. 333-180249, which originally registered 486,943 shares of Standard Financial Corp. common stock pursuant to the Standard Financial Corp. 2012 Equity Incentive Plan. This Post-Effective Amendment is filed to deregister all shares of common stock that remain unissued as of the date hereof. The Registrant has terminated the registered offering of common stock pursuant to the Registration Statement.

Pursuant to Securities Act Rule 464, this post-effective amendment is effective upon its filing with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, Commonwealth of Pennsylvania, on this 30th day of August, 2013.

STANDARD FINANCIAL CORP.

By:	/s/ Timothy K. Zimmerman
Timothy K. Zimmerman
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name		Position	Date

By:	/s/ Timothy K. Zimmerman	President and Chief Executive Officer	August 30, 2013
	Timothy K. Zimmerman	(Principal Executive Officer)

By:	/s/ Colleen M. Brown	Senior Vice President and Chief Financial Officer	August 30, 2013
	Colleen M. Brown	(Principal Financial and Accounting Officer)

By:	/s/ Terence L. Graft	Chairman of the Board	August 30, 2013
Terence L. Graft

By:	/s/ Dale A. Walker	Director	August 30, 2013
Dale A. Walker

By:	/s/ Horace G. Cofer	Director	August 30, 2013
Horace G. Cofer

By:	/s/ William T. Ferri	Director	August 30, 2013
William T. Ferri

By:	/s/ Thomas J. Rennie	Director	August 30, 2013
Thomas J. Rennie

By:	/s/ David C. Mathews	Director	August 30, 2013
David C. Mathews

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